Exhibit 10.11
SECOND AMENDMENT TO TERM LOAN CREDIT AGREEMENT
This Second Amendment to Term Loan Credit Agreement (this “Amendment”) is made as of June 20, 2018 by and among INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Borrower”), the several banks, financial institutions and other entities referred to in the signature pages to this Agreement (collectively, the “Lenders”), and REGIONS BANK, not individually, but as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS
A.The Borrower, the Administrative Agent, and the Lenders are parties to a Term Loan Credit Agreement dated as of May 5, 2016 (as amended and modified from time to time, the “Credit Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
B.    Borrower has requested certain modifications to the Credit Agreement and the Lenders have agreed to do so as provided herein.
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AMENDMENTS
1.    The foregoing recitals to this Amendment are incorporated into and made part of this Amendment.
2.    The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Second Amendment Effective Date” shall mean June 20, 2018.
3.    The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and modified to read as follows:
“Applicable Rate” means the following basis points per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

LEVERAGE RATIO	TERM EURODOLLAR APPLICABLE MARGIN	TERM ABR APPLICABLE MARGIN
Category 1 ≤45%	130.0	30.0
Category 2 >45% and ≤50%	140.0	40.0
Category 3 >50% and ≤55%	155.0	55.0
Category 4 >55% and ≤60%	185.0	85.0
Category 5 >60%	215.0	115.0

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date the certificate is delivered pursuant to Section 5.01(c) (a “Compliance Certificate”); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Category 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. For avoidance of doubt, the Applicable Rate in effect from the Second Amendment Effective Date through the date of the next change in the Applicable Rate pursuant to the preceding sentence shall be determined based upon Category 3 as set forth above.
If either the Borrower or the Trust has received two Investment Grade Ratings from S&P, Moody’s and/or Fitch, the Borrower shall have a one-time option to make an election to the effect that the Applicable Rate shall be the rate set forth in the tables below corresponding to the level (each a “Level”) into which the Investment Grade Ratings then fall by sending written irrevocable notice to the Administrative Agent that either the Borrower or the Trust (as applicable, the “Rated Loan Party”) has received two (2) such investment grade ratings.
RATINGS BASED PRICING GRID

Debt Rating	Term Facility	Term Facility
	Eurodollar Rate Applicable Margin	Term ABR Applicable Margin
≥A-/A3	90.0	0.0
BBB+/Baa1	95.0	0.0
BBB/Baa2	110.0	10.0
BBB-/Baa3	135.0	35.0
<BBB-/Baa3	175.0	75.0

For purposes of the above tables, if at any time after making the one time election described above, the Rated Loan Party has two (2) Debt Ratings, the Applicable Rate shall be the rate per annum applicable to the highest Debt Rating; provided that if the highest Debt Rating and the lowest Debt Rating are more than one ratings category apart, the Applicable Margin shall be the rate per annum applicable to the Debt Rating that is one ratings category below the highest Debt Rating. If at any time the Rated Loan Party has three (3) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be the rate per annum that would be applicable if the highest of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Margin shall be the rate per annum that would be applicable if the average of the two (2) highest Debt Ratings were used, provided that if such average is not a recognized rating category, then the Applicable Margin shall be the rate per annum that would be applicable if the second highest Debt Rating of the three were used. If at any time the Rated Loan Party has only one Debt Rating (and such Debt Rating is from Moody’s or S & P) the Applicable Rate shall be the rate per annum applicable to such Debt Rating. If the Rated Loan Party does not have a Debt Rating from either Moody’s or S&P, the Applicable Rate shall be the per annum rate determined by the pricing grid above based on Consolidated Leverage Ratio as of the time it no longer has two Debt Ratings.
4.    The Borrower hereby represents and warrants the following:
(a)    no Default exists under the Loan Documents;
(b)    the Loan Documents are in full force and effect and Borrower has no defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;
(c)    there has been no material adverse change in the financial condition of the Borrower as shown in its December 31, 2017 financial statements;
(d)    the Borrower has full power and authority to execute this Amendment and no consents are required for such execution other than any consents which have already been obtained; and
(e)    all representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date, and except that for purposes of this clause (e), the representations and warranties contained in subsections (a) and (b) of Section 3.04 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01.
5.    The effectiveness of this Amendment shall be conditioned on the following:

(a)    The representations and warranties in Section 4 being true and correct.
(b)    Receipt by the Administrative Agent, for the account of each Lender, of an amendment fee equal to 10 bps (0.10%) times the amount of such Lender’s Term Commitment under the Credit Agreement.
(c)    Payment of all other reasonable fees and expenses due to the Administrative Agent (including, but not limited to, the reasonable and documented fees, disbursements and other charges of Moore & Van Allen PLLC, as counsel to the Administrative Agent) and the lead arrangers incurred in connection with the transactions contemplated hereby to the extent invoiced prior to or on the date that is three (3) Business Days prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
6.    Except as specifically modified hereby, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed. All references in the Loan Documents to the “Credit Agreement” henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.
7.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.
8.    This Amendment shall become effective upon satisfaction of the conditions set forth in Section 5 hereof and when it has been executed by the Borrower, the Administrative Agent, and each of the Lenders.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP, a Delaware limited partnership

By:	Industrial Property Trust Inc., a Maryland corporation, its general partner

By:      /s/ Lainie P. Minnick
Name:    Lainie P. Minnick

Title:	Managing Director, Head of Debt Capital Markets

REGIONS BANK, as Administrative Agent and as a Lender

By: /s/ Ghi S. Gavin
Name:    Ghi S. Gavin
Title:    Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Syndication Agent and as a Lender

By: /s/Craig V. Koshkarian
Name:    Craig V. Koshkarian
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Co-Syndication Agent and as a Lender

By: /s/ Benjamin Kuruvila
Name:    Benjamin Kuruvila
Title:    Vice President

ZB, N.A. DBA VECTRA BANK COLORADO, as a Lender

By: /s/ H. Shaw Thomas
Name:    H. Shaw Thomas
Title:    Senior Vice President

CONSENT OF GUARANTORS
The undersigned, on behalf of itself as the Guarantor under the Trust Guaranty, and on behalf of each of the Subsidiary Guarantors which are parties to the Subsidiary Guaranty, each delivered pursuant to the terms of the Credit Agreement described in the foregoing Amendment, hereby execute this Amendment for the purpose of consenting to the terms of the foregoing Amendment, and reaffirming the terms of the Trust Guaranty and Subsidiary Guaranty.
INDUSTRIAL PROPERTY TRUST INC., a Maryland corporation

By: /s/ Lainie P. Minnick
Name:    Lainie P. Minnick

Title:	Managing Director, Head of Debt Capital Markets

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